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                        HARVARD INDUSTRIES, INC.
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                      DIVIDENDS ON PREFERRED STOCK
                       (In thousands of dollars)


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                                                             Three months ended             Six months ended
                                                                  March 31,                      March 31,
                                                           -------------------------     --------------------------
                                                             1998           1997            1998           1997
                                                           ---------     -----------     ----------     -----------
Pre-tax income (loss) from continuing operations........   $     54      $ (167,629)     $  (2,354)     $ (197,309)
Add: Fixed charges .....................................      6,579          12,469         11,932          24,657
                                                           ---------     -----------     ----------     -----------
Income as adjusted .....................................   $  6,633      $ (155,160)     $   9,578      $ (172,652)
                                                           =========     ===========     ==========     ===========
Fixed charges:
  Interest on indebtedness .............................   $  5,079      $   12,144      $   8,932      $   24,332
  Portion of rents representative of the interest factor      1,500             325          3,000             325
                                                           ---------     -----------     ----------     -----------
  Fixed charges ........................................      6,579          12,469         11,932          24,657
Dividends on preferred stock and accretion .............                      4,224                          8,448
                                                           ---------     -----------     ----------     -----------
Fixed charges and dividends on preferred stock             $  6,579      $   16,693      $  11,932      $   33,105
                                                           =========     ===========     ==========     ===========
Ratio of earnings over fixed charges and dividends
  on preferred stock ...................................       1.01x         n/a             n/a     x      n/a

Surplus (Deficiency) of earnings over fixed charges and
  dividends on preferred stock .........................   $      54     $ (171,853)     $  (2,354)     $ (205,757)
                                                           =========     ===========     ==========     ===========

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